Capital City Bank Group, Inc.

Reports Third Quarter 2014 Results

HIGHLIGHTS:

•	Net income of $2.1 million - $0.12 diluted share.
•	Achieved positive operating leverage driven by 13 bp margin expansion to 3.42% and lower operating costs.
•	Loan balances grew for third consecutive quarter and more liquidity deployed in investment portfolio.
•	Credit quality continued to improve as nonperforming assets declined 4% sequentially and 23% year to date.
•	Tangible capital grew 3.7% sequentially to 8.22%.

TALLAHASSEE, Fla. (October 28, 2014) – Capital City Bank Group, Inc. (Nasdaq: CCBG) today reported net income of $2.1 million, or $0.12 per diluted share for the third quarter of 2014, compared to net income of $1.5 million, or $0.08 per diluted share for the second quarter of 2014, and $1.6 million, or $0.09 per diluted share, for the third quarter of 2013. For the first nine months of 2014, the Company reported net income of $7.3 million, or $0.42 per diluted share, compared to net income of $3.3 million, or $0.19 per diluted share for the same period in 2013.

Compared to the second quarter of 2014, performance reflects higher net interest income of $0.4 million, lower noninterest expense of $0.5 million, and a lower loan loss provision of $0.1 million, partially offset by higher income tax expense of $0.4 million.

Compared to the third quarter of 2013, the increase in earnings was due to lower noninterest expense of $1.5 million and loan loss provision of $0.2 million, partially offset by lower net interest income of $0.3 million, a decline in noninterest income of $0.7 million, and higher income tax expense of $0.2 million.

The increase in earnings for the first nine months of 2014 versus the comparable period in 2013 was attributable to lower noninterest expense of $5.7 million, a lower loan loss provision of $1.8 million, and lower income taxes of $1.4 million, partially offset by lower net interest income of $3.1 million and noninterest income of $1.8 million.

“Capital City Bank Group posted a solid performance in the third quarter, and our year-to-date numbers are strong,” said William G. Smith, Jr., Chairman, President, and CEO of Capital City Bank Group. “We continue to see a strengthening economy and are encouraged by the loan growth we have experienced for the third consecutive quarter. Progress continues on right-sizing our expense base and we remain focused on improving our credit quality and identifying new revenue opportunities.”

The Return on Average Assets was 0.33% and the Return on Average Equity was 2.95% for the third quarter of 2014. These metrics were 0.23% and 2.09% for the second quarter of 2014, and 0.25% and 2.51% for the third quarter of 2013, respectively.

For the first nine months of 2014, the Return on Average Assets was 0.38% and the Return on Average Equity was 3.48% compared to 0.17% and 1.75%, respectively, for the same period in 2013.

Discussion of Financial Condition

Average earning assets were $2.209 billion for the third quarter of 2014, a decrease of $51.5 million, or 2.3%, from the second quarter of 2014 and an increase of $3.1 million, or 0.1%, over the fourth quarter of 2013.  The change in earning assets from the second quarter of 2014 reflects a lower level of overnight funds attributable to declining balances in both public fund deposits and repurchase agreements. The increase compared to the fourth quarter of 2013 reflects a higher level of investments and loans, which was funded through a reduction in overnight funds and growth in core deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $317.6 million during the third quarter of 2014 compared to an average net overnight funds sold position of $408.7 million in the second quarter of 2014 and an average overnight funds sold position of $411.6 million in the fourth quarter of 2013.  The lower balance when compared to the second quarter of 2014 and fourth quarter of 2013 primarily reflects higher loan and investment portfolios, and the lower level of public funds.

Slow economic growth continues to impact our markets and deleveraging by our clients has generated a historically high level of liquidity, which, given the current operating environment, is difficult to profitably deploy without taking inordinate risks. Although we have experienced loan growth in 2014, where practical, we are working to lower the level of overnight funds by adding to our investment portfolio with short-duration, high quality securities and reducing deposit balances. We continue to offer to our clients a fully-insured money market account which is provided by a third party and can serve as an alternative investment for some of our higher balance depositors while at the same time allowing us to maintain the account relationship. Until such time that attractive investment alternatives arise, we will continue to execute these strategies as well as seek other initiatives in an effort to lower our overnight fund balances.

Period end loans increased in each of the last three quarters and, when compared to the second quarter of 2014, average loans increased by $9.3 million, or 0.7%, which represents the second straight quarter-over-quarter increase in average loans. Average loans have increased by $6.4 million when compared to the fourth quarter of 2013. The improvement in loans when compared to both periods was attributable primarily to the consumer and commercial portfolios, while the commercial real estate portfolio continued to decline.

Without compromising our credit standards or taking on inordinate interest rate risk, we have modified several lending programs in our business (commercial real estate and consumer portfolios) to try to mitigate the significant impact that consumer and business deleveraging is having on our portfolio. These programs have helped to increase overall production.

Nonperforming assets (nonaccrual loans and OREO) totaled $65.2 million at the end of the third quarter of 2014, a decrease of $3.0 million from the second quarter of 2014 and $19.8 million from the fourth quarter of 2013. Nonaccrual loans totaled $23.5 million at the end of the third quarter of 2014, a decrease of $2.2 million from the second quarter of 2014 and $13.5 million from the fourth quarter of 2013. Nonaccrual loan additions totaled $4.8 million in the third quarter of 2014 and $16.7 million for the first nine months of 2014, which compares to $29.6 million for the same period of 2013. The balance of OREO totaled $41.7 million at the end of the third quarter of 2014, representing decreases of $0.9 million from the second quarter of 2014 and $6.4 million from the fourth quarter of 2013. For the third quarter of 2014, we added properties totaling $2.9 million, sold properties totaling $2.7 million, recorded valuation adjustments totaling $0.7 million, and realized miscellaneous adjustments of $0.4 million. For the first nine months of 2014, we have added properties totaling $12.1 million, sold properties totaling $15.9 million, recorded valuation adjustments totaling $2.2 million, and realized miscellaneous adjustments of $0.4 million. Nonperforming assets represented 2.61% of total assets at September 30, 2014 compared to 2.66% at June 30, 2014 and 3.26% at December 31, 2013.

Average total deposits were $2.063 billion for the third quarter of 2014, a decrease of $46.7 million, or 2.2%, from the second quarter of 2014 and an increase of $12.0 million, or 0.59%, over the fourth quarter of 2013.  The decrease in deposits when compared to the second quarter of 2014 resulted primarily from the reduction in the level of seasonal public funds and certificates of deposit. When compared to the fourth quarter of 2013, the increase was a result of higher noninterest bearing demand and savings accounts, partially offset by lower certificates of deposit and public funds.

Deposit levels remain strong and our mix of deposits continues to improve as higher cost certificates of deposit are replaced with lower rate non-maturity deposits and noninterest bearing demand accounts.  Prudent pricing discipline will continue to be the key to managing our mix of deposits.  Therefore, we do not attempt to compete with higher rate paying competitors for deposits.

Average borrowings when compared to the second quarter of 2014 and fourth quarter of 2013 decreased by $4.5 million and $24.2 million, respectively, resulting from payoff/amortization of FHLB advances and lower repurchase agreement balances.

Equity capital was $283.3 million as of September 30, 2014, compared to $281.6 million as of June 30, 2014 and $276.4 million as of December 31, 2013. Our leverage ratio was 10.97%, 10.70%, and 10.46%, respectively, for these periods. Further, our risk-adjusted capital ratio of 18.08% at September 30, 2014 compares to 18.10% at June 30, 2014 and 17.94% at December 31, 2013, and significantly exceeds the 10.0% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines. At September 30, 2014, our tangible common equity ratio was 8.22%, compared to 7.93% at June 30, 2014 and 7.58% at December 31, 2013. In the first quarter of 2014, our Board of Directors authorized the repurchase of up to 1,500,000 shares of our outstanding common stock. During the third quarter of 2014, we repurchased 19,600 shares of our common stock at an average price of $13.69 per share.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2014 was $19.0 million compared to $18.6 million for the second quarter of 2014 and $19.4 million for the third quarter of 2013.  The increase in tax equivalent net interest income compared to the second quarter of 2014 reflects one additional calendar day, a positive shift in earning asset mix due to growth in the investment and loan portfolios and a slight reduction in interest expense, partially offset by unfavorable asset repricing. The lower net interest income when compared to the third quarter of 2013 reflects a reduction in loan income primarily attributable to unfavorable asset repricing, partially offset by a reduction in interest expense and a lower level of foregone interest on loans. For the nine months ended September 30, 2014, tax equivalent net interest income totaled $56.0 million compared to $59.1 million for the same period of 2013.

The company experienced higher net interest income for the quarter but pressure still remains on net interest income primarily as a result of the low rate environment.  The low rate environment continues to negatively impact the loan portfolio and, going forward, will have minimal to no impact on deposits. Increased lending competition in all markets has also unfavorably impacted the pricing for loans.

The net interest margin for the third quarter of 2014 at 3.42% represents an increase of 13 basis points from the second quarter of 2014 and represented a decline of 7 basis points from the third quarter of 2013.  Growth in our investment and loan portfolios helped to improve our margin from the second to third quarter, while the decrease in the margin from the comparable prior year period was attributable to unfavorable asset repricing, partially offset by a lower average cost of funds.

The provision for loan losses for the third quarter of 2014 was $0.4 million compared to $0.5 million for the second quarter of 2014 and $0.6 million for the third quarter of 2013. For the first nine months of 2014, the loan loss provision totaled $1.3 million compared to $3.1 million for the same period of 2013. The lower level of provision reflects continued favorable problem loan migration and improvement in key credit metrics. Net charge-offs for the third quarter of 2014 totaled $1.9 million, or 0.52% (annualized), of average loans compared to $2.1 million, or 0.59% (annualized), for the second quarter of 2014 and $2.8 million, or 0.78% (annualized), for the third quarter of 2013. For the first nine months of 2014, net charge-offs totaled $5.3 million, or 0.50% (annualized), of average loans compared to $7.2 million, or 0.66%, for the same period of 2013. At September 30, 2014, the allowance for loan losses of $19.1 million was 1.34% of outstanding loans (net of overdrafts) and provided coverage of 81% of nonperforming loans compared to 1.45% and 80%, respectively, at June 30, 2014 and 1.65% and 62%, respectively, at December 31, 2013.

Noninterest income for the third quarter of 2014 totaled $13.4 million, comparable to the second quarter of 2014 and a decrease of $0.7 million, or 4.8%, from the third quarter of 2013. For the third quarter of 2014, higher wealth management fees of $0.2 million and mortgage banking fees of $0.2 million were offset by lower bank card fees of $0.1 million, data processing fees of $0.1 million, and other income of $0.2 million. Higher fees from retail brokerage drove the increase in wealth management and are reflective of new account openings as well as higher client trading activity. The increase in mortgage banking fees was primarily attributable to a higher margin realized on sold loans. Bank card fees decreased due to lower card spend. A lower level of miscellaneous recoveries contributed to the decline in other income. Compared to the third quarter of 2013, the decrease was driven by a $0.3 million reduction in deposit fees, a $0.3 million decline in data processing fees, and lower wealth management fees of $0.1 million. The decrease in deposit fees was attributable to a lower level of overdraft fees generally reflective of improved financial management by our clients, and to a lesser extent a higher level of charged off checking accounts. Data processing fees declined due to a lower level of fees from a government processing contract that ended early in the second quarter of 2014. The decrease in wealth management fees was attributable to lower fees from our retail brokerage business generally reflective of lower client trading activity.

For the first nine months of 2014, noninterest income totaled $39.5 million, a $1.8 million, or 4.4%, decrease from the same period of 2013 reflective of lower deposit fees of $0.6 million, mortgage banking fees of $0.6 million, wealth management fees of $0.1 million, and data processing fees of $0.7 million, partially offset by higher bank card fees of $0.1 million and other income of $0.1 million. The decrease in deposit fees was due to a lower level of overdraft fees generally reflective of improved financial management by our clients. A lower level of refinancing activity drove the reduction in mortgage banking fees. The lower level of wealth management fees was attributable to lower fees from our retail brokerage business generally reflective of lower client trading activity. Data processing fees declined due to the aforementioned government processing contract that ended during the second quarter of 2014. Higher card spend drove the increase in bank card fees. A higher level of miscellaneous recoveries drove the increase in other income.

Noninterest expense for the third quarter of 2014 totaled $28.6 million, a decrease of $0.5 million, or 1.6%, from the second quarter of 2014 reflective of lower OREO expense of $0.5 and other expense of $0.2 million, partially offset by a higher compensation expense of $0.2 million. The decline in OREO expense was attributable to a $0.3 million reduction in net losses from the sale of properties and a $0.2 million decrease in property valuation adjustments. Other expense decreased due to a decline in legal fees reflective of a lower level of legal support needed for problem loan resolutions during the quarter. The increase in compensation expense was driven by associate merit raises that were effective late in the second quarter of 2014. Compared to the third quarter of 2013, noninterest expense decreased by $1.5 million, or 5.1%, attributable to lower compensation expense of $0.8 million, other expense of $0.8 million, and OREO expense of $0.1 million, partially offset by higher occupancy expense of $0.2 million. The decline in compensation expense was due to lower pension costs and the decrease in other expense reflects lower professional fees of $0.3 million, FDIC insurance fees of $0.3 million, legal fees of $0.1 million, and postage expense of $0.1 million. Lower property carrying costs drove the decline in OREO expense. Higher building maintenance costs partially attributable to non-recurring expenditures drove the increase in occupancy expense.

For the first nine months of 2014, noninterest expense totaled $86.0 million, a decrease of $5.7 million, or 6.2%, from the same period of 2013 attributable to lower compensation expense of $3.2 million, OREO expense of $1.5 million, other expense of $1.3 million, and intangible expense of $0.1 million, partially offset by higher occupancy expense of $0.4 million. The reduction in compensation expense was primarily attributable to lower pension plan expense reflective of the utilization of a higher discount rate for determining pension plan liabilities. Lower property carrying costs as well as a reduction in property valuation adjustments were the primary reasons for the reduction in OREO expense. The reduction in other expense was primarily attributable to lower FDIC insurance fees reflective of a favorable premium adjustment. The decline in intangible amortization expense reflects the full amortization of our remaining intangible in early 2014. The increase in occupancy expense primarily reflects higher maintenance contract costs reflective of security and technology upgrades. Higher building maintenance costs partially attributable to non-recurring expenditures also contributed to the increase, but to a lesser extent.

We realized income tax expense of $1.1 million for the third quarter of 2014 compared to $0.7 million for the second quarter of 2014 and $0.9 million for the third quarter of 2013.  For the first nine months of 2014, we realized income tax expense of $0.4 million compared to income tax expense of $1.9 million for the same period of 2013. Income taxes for the nine-month period of 2014 was favorably impacted by a $2.2 million state tax benefit attributable to an adjustment in our reserve for uncertain tax positions associated with prior year matters.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (Nasdaq: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services. The Company’s bank subsidiary, Capital City Bank, was founded in 1895 and now has 63 full-service offices and 71 ATMs in Florida, Georgia and Alabama. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially. The following factors, among others, could cause the Company’s actual results to differ: the Company’s need and our ability to incur additional debt or equity financing; the accuracy of the Company’s financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act and Basel III; the strength of the U.S. economy and the local economies where the Company conducts operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing. Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov). Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2014	Jun 30, 2014	Sep 30, 2013	Sep 30, 2014	Sep 30, 2013

EARNINGS
Net Income	$2,115	$1,473	$1,591	$7,339	$3,273
Net Income Per Common Share	$0.12	$0.08	$0.09	$0.42	$0.19
PERFORMANCE
Return on Average Assets	0.33%	0.23%	0.25%	0.38%	0.17%
Return on Average Equity	2.95%	2.09%	2.51%	3.48%	1.75%
Net Interest Margin	3.42%	3.29%	3.49%	3.33%	3.57%
Noninterest Income as % of Operating Revenue	41.78%	42.31%	42.82%	42.04%	41.71%
Efficiency Ratio	88.44%	91.15%	90.42%	90.19%	91.39%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	16.88%	16.85%	15.60%	16.88%	15.60%
Total Capital Ratio	18.08%	18.10%	16.97%	18.08%	16.97%
Tangible Common Equity Ratio	8.22%	7.93%	6.84%	8.22%	6.84%
Leverage Ratio	10.97%	10.70%	10.16%	10.97%	10.16%
Equity to Assets	11.33%	10.97%	9.99%	11.33%	9.99%
ASSET QUALITY
Allowance as % of Non-Performing Loans	81.31%	80.03%	60.00%	81.31%	60.00%
Allowance as a % of Loans	1.34%	1.45%	1.75%	1.34%	1.75%
Net Charge-Offs as % of Average Loans	0.52%	0.59%	0.78%	0.50%	0.66%
Nonperforming Assets as % of Loans and ORE	4.45%	4.67%	6.38%	4.45%	6.38%
Nonperforming Assets as % of Total Assets	2.61%	2.66%	3.77%	2.61%	3.77%
STOCK PERFORMANCE
High	$14.98	$14.71	$13.08	$14.98	$13.08
Low	13.26	12.60	11.06	11.56	10.12
Close	13.54	14.53	11.78	13.54	11.78
Average Daily Trading Volume	$16,889	$28,428	$18,380	$26,931	$19,334

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
Unaudited

	2014			2013
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and Due From Banks	$50,049	$63,956	$59,288	$55,209	$51,136
Funds Sold and Interest Bearing Deposits	253,974	354,233	468,805	474,719	358,869
Total Cash and Cash Equivalents	304,023	418,189	528,093	529,928	410,005

Investment Securities - Available-for-Sale	322,297	275,082	229,615	251,420	271,838
Investment Securities - Held-to-Maturity	173,188	180,393	191,645	148,211	97,309
Total Investment Securities	495,485	455,475	421,260	399,631	369,147

Loans Held for Sale	8,700	13,040	12,313	11,065	13,822

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	133,756	134,833	138,664	126,607	123,253
Real Estate - Construction	38,121	34,244	36,454	31,012	31,454
Real Estate - Commercial	501,863	518,580	522,019	533,871	570,736
Real Estate - Residential	302,791	298,647	297,842	303,618	305,811
Real Estate - Home Equity	228,968	228,232	226,411	227,922	230,212
Consumer	200,363	181,209	163,768	156,718	148,321
Other Loans	5,504	7,182	7,270	6,074	5,220
Overdrafts	3,009	2,664	2,349	2,782	2,835
Total Loans, Net of Unearned Interest	1,414,375	1,405,591	1,394,777	1,388,604	1,417,842
Allowance for Loan Losses	(19,093)	(20,543)	(22,110)	(23,095)	(25,010)
Loans, Net	1,395,282	1,385,048	1,372,667	1,365,509	1,392,832

Premises and Equipment, Net	102,546	102,141	102,655	103,385	103,702
Intangible Assets	84,811	84,811	84,811	84,843	84,891
Other Real Estate Owned	41,726	42,579	44,036	48,071	53,018
Other Assets	67,044	66,209	67,205	69,471	87,055
Total Other Assets	296,127	295,740	298,707	305,770	328,666

Total Assets	$2,499,617	$2,567,492	$2,633,040	$2,611,903	$2,514,472

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$667,616	$689,844	$657,548	$641,463	$626,114
NOW Accounts	665,493	712,385	775,439	794,746	668,240
Money Market Accounts	270,131	272,255	292,923	268,449	283,338
Regular Savings Accounts	231,301	227,470	225,481	211,668	211,174
Certificates of Deposit	199,037	206,496	212,322	219,922	228,020
Total Deposits	2,033,578	2,108,450	2,163,713	2,136,248	2,016,886

Short-Term Borrowings	42,586	36,732	48,733	51,321	51,918
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	32,305	33,282	33,971	38,043	40,244
Other Liabilities	45,008	44,561	43,856	47,004	91,369

Total Liabilities	2,216,364	2,285,912	2,353,160	2,335,503	2,263,304

SHAREOWNERS’ EQUITY
Common Stock	174	174	174	174	173
Additional Paid-In Capital	41,637	41,628	41,220	41,152	40,481
Retained Earnings	249,907	248,142	247,017	243,614	240,842
Accumulated Other Comprehensive Loss, Net of Tax	(8,465)	(8,364)	(8,531)	(8,540)	(30,328)

Total Shareowners’ Equity	283,253	281,580	279,880	276,400	251,168

Total Liabilities and Shareowners’ Equity	$2,499,617	$2,567,492	$2,633,040	$2,611,903	$2,514,472

OTHER BALANCE SHEET DATA
Earning Assets	$2,172,535	$2,228,339	$2,297,154	$2,274,019	$2,159,680
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Core Deposits	0	0	0	0	0
Other	0	0	0	32	80
Interest Bearing Liabilities	1,503,740	1,551,507	1,651,755	1,647,036	1,545,821

Book Value Per Diluted Share	$16.18	$16.08	$16.02	$15.85	$14.44
Tangible Book Value Per Diluted Share	11.33	11.24	11.17	10.98	9.56

Actual Basic Shares Outstanding	17,433	17,449	17,427	17,361	17,336
Actual Diluted Shares Outstanding	17,512	17,510	17,466	17,443	17,396

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

						Nine Months Ended
	2014			2013		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2014	2013

INTEREST INCOME
Interest and Fees on Loans	$18,528	$18,152	$18,098	$19,057	$19,264	$54,778	$59,127
Investment Securities	1,034	939	847	760	717	2,820	2,131
Funds Sold	204	257	291	259	269	752	818
Total Interest Income	19,766	19,348	19,236	20,076	20,250	58,350	62,076

INTEREST EXPENSE
Deposits	255	293	308	314	335	856	1,117
Short-Term Borrowings	17	17	20	46	46	54	189
Subordinated Notes Payable	333	331	331	400	339	995	1,020
Other Long-Term Borrowings	263	269	291	320	330	823	1,010
Total Interest Expense	868	910	950	1,080	1,050	2,728	3,336
Net Interest Income	18,898	18,438	18,286	18,996	19,200	55,622	58,740
Provision for Loan Losses	424	499	359	397	555	1,282	3,075
Net Interest Income after Provision for Loan Losses	18,474	17,939	17,927	18,599	18,645	54,340	55,665

NONINTEREST INCOME
Deposit Fees	6,211	6,213	5,869	6,398	6,474	18,293	18,856
Bank Card Fees	2,707	2,820	2,707	2,656	2,715	8,234	8,130
Wealth Management Fees	2,050	1,852	1,918	2,233	2,130	5,820	5,946
Mortgage Banking Fees	911	738	625	654	869	2,274	2,880
Data Processing Fees	336	388	541	689	662	1,265	1,985
Securities Transactions	—	—	—	3	—	—	—
Other	1,136	1,336	1,125	1,192	1,176	3,597	3,487
Total Noninterest Income	13,351	13,347	12,785	13,825	14,026	39,483	41,284

NONINTEREST EXPENSE
Compensation	15,378	15,206	15,781	16,583	16,158	46,365	49,544
Occupancy, Net	4,575	4,505	4,298	4,349	4,403	13,378	12,982
Intangible Amortization	0	—	32	48	46	32	162
Other Real Estate	1,783	2,276	1,399	1,251	1,868	5,458	6,981
Other	6,871	7,089	6,856	7,416	7,678	20,816	22,087
Total Noninterest Expense	28,607	29,076	28,366	29,647	30,153	86,049	91,756

OPERATING PROFIT	3,218	2,210	2,346	2,777	2,518	7,774	5,193
Income Tax Expense (Benefit)	1,103	737	(1,405)	5	927	435	1,920
NET INCOME	$2,115	$1,473	$3,751	$2,772	$1,591	$7,339	$3,273

PER SHARE DATA
Basic Income	$0.12	$0.08	$0.22	$0.16	$0.09	$0.42	$0.19
Diluted Income	0.12	0.08	0.22	0.16	0.09	0.42	0.19
Cash Dividend	$0.02	$0.02	$0.02	$—	$—	$0.06	$—
AVERAGE SHARES
Basic	17,440	17,427	17,399	17,341	17,336	17,422	17,319
Diluted	17,519	17,488	17,439	17,423	17,396	17,482	17,381

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited

	2014	2014	2014	2013	2013
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$20,543	$22,110	$23,095	$25,010	$27,294
Provision for Loan Losses	424	499	359	397	555
Net Charge-Offs	1,874	2,066	1,344	2,312	2,839
Balance at End of Period	$19,093	$20,543	$22,110	$23,095	$25,010
As a % of Loans	1.34%	1.45%	1.57%	1.65%	1.75%
As a % of Nonperforming Loans	81.31%	80.03%	63.98%	62.48%	60.00%

CHARGE-OFFS
Commercial, Financial and Agricultural	$86	$86	$11	$337	$138
Real Estate - Construction	—	—	—	72	278
Real Estate - Commercial	1,208	1,029	594	676	882
Real Estate - Residential	212	695	731	921	1,178
Real Estate - Home Equity	621	375	403	362	362
Consumer	386	421	405	430	674
Total Charge-Offs	$2,513	$2,606	$2,144	$2,798	$3,512

RECOVERIES
Commercial, Financial and Agricultural	$28	$45	$75	$33	$87
Real Estate - Construction	2	1	4	—	1
Real Estate - Commercial	213	152	27	14	167
Real Estate - Residential	93	52	395	179	167
Real Estate - Home Equity	37	65	11	39	13
Consumer	266	225	288	221	238
Total Recoveries	$639	$540	$800	$486	$673

NET CHARGE-OFFS	$1,874	$2,066	$1,344	$2,312	$2,839

Net Charge-Offs as a % of Average Loans(1)	0.52%	0.59%	0.39%	0.65%	0.78%

RISK ELEMENT ASSETS
Nonaccruing Loans	$23,482	$25,670	$34,558	$36,964	$41,682
Other Real Estate Owned	41,726	42,579	44,036	48,071	53,018
Total Nonperforming Assets	$65,208	$68,249	$78,594	$85,035	$94,700

Past Due Loans 30-89 Days	$4,726	$5,092	$4,902	$7,746	$8,427
Past Due Loans 90 Days or More	62	—	—	—	—
Classified Loans	89,850	95,037	107,420	115,630	128,190
Performing Troubled Debt Restructuring’s	$43,578	$45,440	$46,249	$44,764	$50,692

Nonperforming Loans as a % of Loans	1.65%	1.81%	2.46%	2.64%	2.91%
Nonperforming Assets as a % of
Loans and Other Real Estate	4.45%	4.67%	5.42%	5.87%	6.38%
Nonperforming Assets as a % of Total Assets	2.61%	2.66%	2.98%	3.26%	3.77%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCES AND INTEREST RATES(1)
Unaudited

	Third Quarter 2014				Second Quarter 2014				First Quarter 2014				Fourth Quarter 2013				Third Quarter 2013				Sept 2014 YTD				Sept 2013 YTD
(Dollars in thousands)	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,421,327		18,590	5.19%	$1,411,988		18,216	5.17%	$1,395,506		18,161	5.28%	$1,414,909		19,121	5.36%	$1,436,039		19,345	5.34%	$1,409,701		$54,967	5.21%	$1,462,904		$59,361	5.43%

Investment Securities
Taxable Investment Securities	386,970		921	0.88	345,419		816	0.87	290,942		703	0.88	255,298		608	0.86	232,094		568	0.95	341,462		2,440	0.84	224,379		1,739	0.99
Tax-Exempt Investment Securities	83,579		173	0.79	94,810		188	0.77	114,542		219	0.74	124,501		233	0.74	121,119		223	0.73	97,530		580	0.77	102,496		596	0.77

Total Investment Securities	470,549	#	1,094	0.92	440,229	#	1,004	0.91	405,484	#	922	0.91	379,799	#	841	0.88	353,213	#	791	0.89	438,992	#	3,020	0.92	326,875	#	2,335	0.95

Funds Sold	317,553		204	0.25	408,668		257	0.25	467,330		291	0.25	411,578		259	0.25	412,138		269	0.26	397,302		752	0.25	426,401		818	0.26

Total Earning Assets	2,209,429		$19,888	3.57%	2,260,885		$19,477	3.46%	2,268,320		$19,374	3.46%	2,206,286		$20,221	3.64%	2,201,390		$20,405	3.68%	2,245,995		$58,739	3.50%	2,216,180		$62,514	3.77%

Cash and Due From Banks	44,139				44,115				48,084				48,519				51,640				45,432				50,470
Allowance for Loan Losses	(20,493)				(22,255)				(23,210)				(25,612)				(27,636)				(21,976)				(29,028)
Other Assets	297,496				296,248				305,113				324,460				333,001				299,591				336,098

Total Assets	$2,530,571				$2,578,993				$2,598,307				$2,553,653				$2,558,395				$2,569,042				$2,573,720

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$680,154		$66	0.04%	$724,635		$91	0.05%	$770,302		$104	0.05%	$697,468		$95	0.05%	$676,855		$107	0.06%	$724,700		$261	0.05%	$726,915		$388	0.07%
Money Market Accounts	270,133		46	0.07	280,619		50	0.07	274,015		48	0.07	279,608		50	0.07	284,920		53	0.07	274,908		144	0.07	285,809		161	0.08
Savings Accounts	228,741		29	0.05	227,960		28	0.05	218,825		26	0.05	211,761		27	0.05	207,631		26	0.05	225,212		83	0.05	201,203		74	0.05
Time Deposits	202,802		114	0.22	209,558		124	0.24	215,291		130	0.24	224,500		142	0.25	231,490		149	0.26	209,171		368	0.24	233,663		494	0.28
Total Interest Bearing Deposits	1,381,830	#	255	0.07%	1,442,772	#	293	0.08%	1,478,433	#	308	0.08%	1,413,337	#	314	0.09%	1,400,896	#	335	0.09%	1,433,991	#	856	0.08%	1,447,590	#	1,117	0.10%

Short-Term Borrowings	40,782		17	0.17%	44,473		17	0.15%	46,343		20	0.18%	58,126		46	0.31%	49,919		46	0.37%	43,846		54	0.17%	52,505		189	0.48%
Subordinated Notes Payable	62,887		333	2.07	62,887		331	2.08	62,887		331	2.10	62,887		400	2.49	62,887		339	2.11	62,887		995	2.09	62,887		1,020	2.14
Other Long-Term Borrowings	32,792		263	3.20	33,619		269	3.21	37,055		291	3.18	39,676		320	3.19	40,832		330	3.21	34,473		823	3.19	41,550		1,010	3.25

Total Interest Bearing Liabilities	1,518,291		$868	0.23%	1,583,751		$910	0.23%	1,624,718		$950	0.24%	1,574,026		$1,080	0.27%	1,554,534		$1,050	0.27%	1,575,197		$2,728	0.23%	1,604,532		$3,336	0.28%

Noninterest Bearing Deposits	681,051				666,791				646,527				637,533				658,602				664,916				628,955
Other Liabilities	47,099				46,105				47,333				88,095				93,642				46,844				89,673

Total Liabilities	2,246,441				2,296,647				2,318,578				2,299,654				2,306,778				2,286,957				2,323,160

SHAREOWNERS’ EQUITY:	284,130				282,346				279,729				253,999				251,617				282,085				250,560

Total Liabilities and Shareowners’ Equity	$2,530,571				$2,578,993				$2,598,307				$2,553,653				$2,558,395				$2,569,042				$2,573,720

Interest Rate Spread			$19,020	3.34%			$18,567	3.22%			$18,424	3.23%			$19,141	3.36%			$19,355	3.41%			$56,011	3.26%			$59,178	3.49%

Interest Income and Rate Earned(1)			19,888	3.57			19,477	3.46			19,374	3.46			20,221	3.64			20,405	3.68			58,739	3.50			62,514	3.77
Interest Expense and Rate Paid(2)			868	0.16			910	0.16			950	0.18			1,080	0.19			1,050	0.19			2,728	0.16			3,336	0.20

Net Interest Margin			$19,020	3.42%			$18,567	3.29%			$18,424	3.29%			$19,141	3.45%			$19,355	3.49%			$56,011	3.33%			$59,178	3.57%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.